Magnum Hunter Resources, Inc.





                            DOCS(R) Financing Program





                                1,726,217 Shares


                        (Common Stock, $0.002 par value)


                                 SALES AGREEMENT





                                October 10, 2000

     THIS SALES AGREEMENT (the "Agreement") dated as of October 10, 2000 between RCG Brinson Patrick, a division of Ramius Securities, LLC, having its principal office at 666 Third Avenue, New York, New York 10017 (the "Sales Manager") and Magnum Hunter Resources, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company").

     WHEREAS, the Company desires to issue and sell through the Sales Manager up to 1,726,217 shares (the "Maximum Amount") of its common stock, par value $0.002 per share (the "Stock"), on the terms set forth in Article 2 hereof.

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Sales Manager agree as follows:

                                   ARTICLE 1
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     1.1 The Company represents and warrants to, and agrees with, the Sales Manager that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-45552) with respect to, among other securities, the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission"). Such registration statement and prospectus may have been amended or supplemented prior to the date hereof. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission have been delivered to the Sales Manager. Such registration statement, as it may have heretofore been amended, and as it may hereinafter be amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, at the time it becomes effective, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

     (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Sales Manager, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (d) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein) and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data (if any) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, the pro forma financial statements (if any) of the Company and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14"), if any, have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the Rules and Regulations.

     (e) The accountants who certified the financial statements and the supporting schedules included in the Registration Statement are and, during the periods covered by their reports, were independent public accountants as required by the Act and the Rules and Regulations.

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
     (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. Other than as listed on Schedule 1.1(f) hereto, and as disclosed in writing by the Company to the Sales Manager from time to time, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, limited liability company, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases property), except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect on the consolidated assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. For purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby. Each of the Company's subsidiaries is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation. Other than as listed on
Schedule 1.1(f) hereto, none of the Company's subsidiaries is a significant subsidiary (as defined in Section 1-02 of Regulation S-X) of the Company. All of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as otherwise disclosed or incorporated by reference in the Registration Statement and the Prospectus or as disclosed on Schedule 1.1(f)) is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has all requisite corporate or limited liability company power and authority, as applicable, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental orders or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described or incorporated by reference in the Registration Statement and the Prospectus; except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a Material Adverse Effect; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed or incorporated by reference in the Registration Statement and the Prospectus.

     (g) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or breach of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (h) The Company has good title to each of the items of personal property which are reflected in the financial statements referred to in Section 1.1(d) or are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being owned by the Company and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being leased by the Company, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a Material Adverse Effect. No material operating assets are held by the Company or any subsidiary as lessee or licensee.

     (i) The Company has good and marketable title to, or leasehold interests in, all real properties and assets (including, without limitation, mortgaged assets) as described in the Registration Statement and the Prospectus or any document incorporated by reference therein, owned by the Company, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or any document incorporated by reference therein, or as disclosed on Schedule 1.1(i) hereto, or are not material in relation to the business of the Company; and has peaceful and undisturbed possession under all material leases to which it is party as lessee.

     (j) There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the knowledge of the Company, threatened (and the Company does not know of any basis therefor) against, or involving the assets, properties or businesses of the Company which would materially adversely affect the value or the operation of any such assets or otherwise have a Material Adverse Effect on the Company.

     (k) Except as disclosed in the Registration Statement or the Prospectus, or in any document incorporated therein (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have a Material Adverse Effect; (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries, except for any such spill, discharge, leak emission, injection, escape, dumping or release which would not have a Material Adverse Effect; and (iii) the terms "hazardous wastes," "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

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
     (l) To the Company's knowledge, the Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (m) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; (iii) since the date of the latest balance sheet, included or incorporated by reference in the Registration Statement and the Prospectus, except as reflected therein, the Company has not undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business; and
(iv) there has not been any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

     (n) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each mortgage, line of credit agreement, loan agreement, guarantee, employee leasing agreement, property management agreement, franchise agreement, cost reimbursement agreement, employment contract, stock option agreement, warrant agreement, registration rights agreement, leasing agreement, construction contract, purchase agreement and all other agreements of the
Company described in the Registration Statement or the Prospectus or incorporated by reference therein or listed as exhibits to the Registration Statement are in full force and effect and are valid and enforceable by and against the Company in accordance with their terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. The Company is not, nor to the knowledge of the Company is any other party, in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected, which default or event would have a Material Adverse Effect.

     (o) The Company is not in violation of any term or provision of its charter, by-laws or operating agreement, as applicable, or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

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

     (p) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Stock) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge, encumbrance, claim, security interest, restriction or defect upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which either is bound, or any of its properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect; no consent, approval, authorizations or order of , or filing with, any court or governmental agency or body is required for the issue and sale of the Stock and the consummation by the company of the transactions contemplated by this Agreement, except registration of the Stock under the Act and except such as may be required by state securities or blue sky laws.

     (q) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the shares were issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exercisable or exchangeable for, such capital stock. The common stock of the Company and the Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

     (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or referred to therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

     (s) No holder of any security of the Company has the right, which has not been waived, to have any security owned by such holder included in the Registration Statement or any right to demand registration of any security owned by such holder.

     (t) All necessary corporate or limited liability company action, as applicable, has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Stock by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and

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     constitutes and will constitute the legal,  valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and the issuance and sale of the Stock by the Company has been obtained or made and is in full force and effect. The Stock is included for quotation on the Trading Market. For purposes of this Agreement, the "Trading Market" is (i) the New York Stock Exchange, Inc., the American Stock Exchange or any national securities exchange on which the Stock is admitted for trading or (ii) the facilities of The NASDAQ Stock Market ("NASDAQ ").

     (u) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

     (v) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.

     (w) The Company is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.

     (x) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

     (y) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of any of the Stock.

     (z) The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof (and will file all such tax returns when and as required to be filed after the date hereof), or have received extensions thereof, and have paid all taxes shown on such returns to be due on or prior to the date hereof (and will pay all taxes shown on such returns to be due after the date hereof) and all assessments received by it to the extent that the same are material and have become due.

     (aa) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (bb) The Company's systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's knowledge,

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
     neither the Company nor any employee or agent thereof has made any payment of funds of the Company or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

                                   ARTICLE 2
                         SALE AND DELIVERY OF SECURITIES

     2.1 (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Sales Manager, as agent, and the Sales Manager agrees to sell, as agent for the Company, on a best efforts basis, up to the Maximum Amount of the Stock during the term of this Agreement on the terms set forth herein. The Stock will be sold from time to time in amounts and at prices as directed by the Company and as agreed to by the Sales Manager.

     (b) The Company or the Sales Manager may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), at any time and from time to time suspend the offering of Stock; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to shares of Stock sold hereunder prior to the giving of such notice.

     (c) The compensation to the Sales Manager for sales of Stock shall be at a fixed commission rate of 3.25% of the gross sales price per share for the Stock sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to the Company for such Stock (the "Net Proceeds").

     (d) The Company shall open and maintain a trading account (the "Trading Account") at a clearing agent designated by the Sales Manager to facilitate the transactions contemplated by this Agreement. The Net Proceeds from the sale of the Stock shall be available in the Trading Account on the third business day (or such other day as is industry practice for regular-way trading) following each sale of the Stock (each, a "Settlement Date"). The Company shall effect the delivery of the applicable number of shares of Stock to an account designated by the Sales Manager at The Depository Trust Company on or before the Settlement Date of each sale hereunder. The Sales Manager's compensation shall be withheld from the sales proceeds on each Settlement Date and shall be paid to the Sales Manager. If settlement through DTC is not available, then the Company shall effect the delivery of physical certificates for shares of Stock to the Trading Account at the clearing agent designated by the Sales Manager. Such delivery shall be made at 10:00 a.m., New York time, on the Settlement Date, or at such other time as shall be agreed upon by the Sales Manager and the Company. Certificates for the shares shall be registered in such name or names and in such authorized denominations as the Sales Manager may request prior to the Settlement Date.

     (e) At each Settlement Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Sales Manager under this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the

     Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article 4 of this Agreement.

     (f) If the Company shall default on its obligation to deliver Stock on any Settlement Date, the Company shall (i) hold the Sales Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Sales Manager any commission to which it would otherwise be entitled absent such default.

                                   ARTICLE 3
                            COVENANTS OF THE COMPANY

     3.1 The Company covenants and agrees with the Sales Manager that:

     (a) The Company has filed a Registration Statement to permit sales of the Stock under the Act. The Company will use its best efforts to cause such Registration Statement to become effective as promptly as possible.

     (b) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Sales Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Sales Manager's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Manager's reasonable opinion, may be necessary or advisable in connection with the sale of the Stock pursuant to this Agreement; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, common stock not included in a Delayed Offering of Equity Securities, as defined below) registered under the Registration Statement) unless a copy thereof has been submitted to the Sales Manager a reasonable period of time before the filing and the Sales Manager has not reasonably objected thereto; and it will furnish to the Sales Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. If the Sales Manager and the Company are unable reasonably to agree on the form or contents of applicable disclosure, then either party may exercise its termination rights under Sections 7.2 or 7.3 (as applicable) as if the first anniversary of this Agreement had occurred.

     (c) The Company will advise the Sales Manager, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (d) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Sales Manager to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and will use its best efforts to have any amendment or supplement to the Registration Statement or Prospectus declared effective as soon as possible, unless the Company has reasonable business reasons to defer public disclosure of the relevant information.

     (e) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Sales Manager designates and to continue such qualifications in effect so long as required for the sale of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

     (f) The Company will furnish to the Sales Manager and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Sales Manager may from time to time reasonably request and, in the case when the Trading Market is a national securities exchange, the Company will also furnish copies of the Prospectus to such exchange in accordance with Rule 153 of the Rules and Regulations.

     (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Company will reimburse the Sales Manager for its reasonable out-of-pocket costs and expenses incurred in connection with entering into this Agreement, including, without limitation, reasonable travel, reproduction, printing and similar expenses, as well as the reasonable fees and disbursements of its legal counsel.

     (i) The Company agrees not to engage, enter into any agreement with or solicit any other party to provide advice in respect of or otherwise act as underwriter for any offering of securities involving a program similar, as determined by the Sales Manager, to the Sales Manager's DOCS(R) transaction contemplated by this Agreement (a "Delayed Offering of Equity Securities") until the date one year from the date of this Agreement.

     (j) The Company will apply the Net Proceeds from the sale of the Stock as set forth in the Prospectus.

     (k) The Company will not, directly or indirectly, offer or sell any shares of common stock (other than the Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock during the period from the date of this Agreement through the final Settlement Date for the sale of Stock hereunder without (i) giving the Sales Manager at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Sales Manager; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) shares of common stock pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan now in effect as such plans may be amended from time to time, and (ii) common stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

     (l) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Sales Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Manager pursuant to Article 4 herein.

     (m) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Sales Manager shall otherwise request), the Company (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) shall furnish or cause to be furnished to the Sales Manager forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Sales Manager to the effect that the statements contained in the certificate referred to in Sections 4.1(f) hereof that were last furnished to the Sales Manager are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Sections 4.1(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (n) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Sales Manager shall otherwise reasonably request), the Company (unless the Company is not then selling Stock through the Sales Manager and has not requested the Sales Manager to sell Stock) shall furnish or cause to be furnished forthwith to the Sales Manager and to counsel to the Sales Manager (1) a written opinion of Fulbright & Jaworski L.L.P., counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Sales Manager, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Sales Manager, of the same tenor as the opinion referred to in Section 4.1(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (o) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause Deloitte & Touche LLP, or other independent accountants satisfactory to the Sales Manager, forthwith to furnish to the Sales Manager a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Manager, of the same tenor as the letter referred to in Section 4.1(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     (p) The Company shall use its best efforts to list, subject to notice of issuance, the Stock on the applicable Trading Market.

     (q) All sales of Stock pursuant to this Agreement will be made in conformity with the provisions of Regulation M under the Exchange Act.

                                   ARTICLE 4
                  CONDITIONS OF THE SALES MANAGER'S OBLIGATIONS

     4.1 The obligations of the Sales Manager to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Settlement Date contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The  Registration  Statement  contemplated  by Section  3.1(a) has been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Sales Manager, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Sales Manager's satisfaction.

     (b) The Sales Manager shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, is not acceptable to it in its good faith opinion.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company, or any change in the rating assigned to any securities of the Company.

     (d) The Sales Manager shall have received at the date of the first sale of Stock hereunder (the "Commencement Date") and at every other date specified in
Section 3.1(n) hereof, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, respectively, to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada; the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or by the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases property), except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect; to the best of such counsel's knowledge, the Company has no subsidiary or subsidiaries (other as disclosed on Schedule 1.1(f) hereto) and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization; and the Company has all requisite corporate power and authority to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus or any document incorporated by reference therein.

     (ii) The certificates evidencing the Stock are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued; and all of the outstanding shares of capital stock of the Company are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. The Stock is subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the knowledge of such counsel, there is no commitment, plan or arrangement to issue, any share of capital stock, of the Company or any security convertible into or exercisable or exchangeable for, capital stock of the Company. The Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

     (iii) The information set forth under the caption "Description of Capital Stock" in the Prospectus, to the extent that it constitutes matters of law, summaries of legal matters, documents, or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents the information called for by the Act and the Rules and Regulations.

     (iv) The descriptions contained or incorporated by reference in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate, and insofar as such statements constitute a summary of documents referred to therein, matters of law or legal conclusions, are fair summaries of the material provisions thereof and accurately present the information required with respect to such documents and matters. All statutes, legal or governmental proceedings, and all agreements and other documents required to be described in the Registration Statement (or incorporated by reference therein) have been so described. All agreements and other documents known to such counsel to be required to be filed as exhibits to the Registration Statement have been so filed or incorporated by reference therein.

     (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Stock by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     (vi) No filing, consent, approval, authorization, order, license, certificate, permit, registration, designation or filing with any court or governmental agency or body is required for the valid authorization, issue, delivery and sale of the Stock or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale of the Stock by the Sales Manager.

     (vii) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Stock) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note, franchise, license, permit or other agreement or instrument known to such counsel and to which the Company is a party or by which it or any of its properties or businesses are bound, or any judgment, decree, order, statute, rule or regulation or violate any provision of the charter or by-laws of the Company.

     (viii) To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance by the Company of any term, covenant or condition of any agreement, instrument or other document to which the Company is a party or by which its assets or properties or businesses are bound or affected.

     (ix) To the best of such counsel's knowledge, the Company is not in violation of any term or provision of its charter or by-laws and the Company is not in violation of any term or provision of any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to it.

     (x) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is reasonably likely to have a Material Adverse Effect.

     (xi) The Registration Statement, when it became effective, the Prospectus, each of the documents incorporated by reference in the Registration Statement and the Prospectus and each amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Settlement Date on or prior to the date of the opinion) (except for the financial statements and notes and schedules and other financial and statistical information included therein, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations promulgated thereunder, as the case may be.

     (xii) The Registration Statement has become effective under the Act; if applicable, the filing of the Prospectus supplements have been made in the manner and within the time period required by the Rules and Regulations; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending. The Stock has been approved for quotation on the Trading Market.

     (xiii) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (xiv) To the best of such counsel's knowledge, the conditions for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

     To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials. Copies of such certificates shall be furnished to the Sales Manager and its counsel.

     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for any accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing no facts have come to the attention of such counsel which have caused such counsel to believe that the Registration Statement at the time it (including each post-effective amendment thereto) became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date and at each Settlement Date on or prior to the date of the opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to matters of title to properties owned by the Company or as to the financial statements and schedules and other financial information included or incorporated by reference in the Registration Statement or the Prospectus).

     (e) At the Commencement Date and at such other dates specified in Section 3.1(o) hereof, the Sales Manager shall have received a letter from Deloitte & Touche LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Sales Manager, dated the date of delivery thereof, in form and substance satisfactory to the Sales Manager.

     (f) The Sales Manager shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of the first business day of each calendar month thereafter (each, a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

     (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Certificate Date (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Certificate Date (as the case may be);

     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

     (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

     (iv) Since the date of this Agreement, there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

     In addition, on each Certificate Date the certificate shall also reconfirm that the shares of Stock sold during the immediately preceding month were duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of such Stock had been validly and sufficiently taken.

     (g) At the Commencement Date and on each Settlement Date, the Company shall have furnished to the Sales Manager such appropriate further information, certificates and documents as the Sales Manager may reasonably request.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Sales Manager. The Company will furnish the Sales Manager with such conformed copies of such opinions, certificates, letters and other documents as the Sales Manager shall reasonably request.

                                   ARTICLE 5
                        INDEMNIFICATION AND CONTRIBUTION

     5.1 (a) The Company agrees to indemnify and hold harmless the Sales Manager and each person, if any, who controls the Sales Manager within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including, subject to Section 5(c) hereof, the reasonable fees and disbursements of counsel chosen by the Sales Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) The Sales Manager agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Sales Manager expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Any indemnified party that proposes to assert the right to be indemnified under this Article 5 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from any liability that it might have to any indemnified party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Manager, the Company and the Sales Manager will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Manager, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Manager may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Manager on the other. The relative benefits received by the Company on the one hand and the Sales Manager on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Sales Manager from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Manager, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Manager agree that it would not be just and equitable if contributions pursuant to this Section 5.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section

     5.1(d) shall be deemed to include, for the purpose of this Section 5.1(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5.1(d), the Sales Manager shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Sales Manager exceeds the amount of any damages that the Sales Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.1(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.1(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.1(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution provided by this Article 5 shall not relieve the Company and the Sales Manager from any liability the Company and the Sales Manager may otherwise have (including, without limitation, any liability the Sales Manager may have for a breach of its obligations under Article 2 hereof).

                                   ARTICLE 6
               REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

     6.1 All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Sales Manager contained in Article 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

                                    ARTICLE 7
                                   TERMINATION

     7.1 The Sales Manager shall have the right by giving notice as hereinafter specified at any time at or prior to any Settlement Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause material adverse change, in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company has occurred which, in the judgment of the Sales Manager, materially impairs the investment quality of the Stock, (ii) the

     Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder,
(iii) any other condition of the Sales Manager's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the Trading Market, or any setting of minimum prices for trading of the Stock on such Trading Market, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Sales Manager, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Sales Manager on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3.1(h), Article 5 and Article 6 hereof shall remain in full force and effect notwithstanding such termination. If the Sales Manager elects to terminate this Agreement as provided in this Article, the Sales Manager shall provide the required notice as specified herein.

     7.2 The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3.1(h), Article 5 and Article 6 hereof shall remain in full force and effect notwithstanding such termination. If the Company terminates this Agreement prior to the Sales Manager receiving commissions totaling $50,000 under this Agreement, the Company shall pay the Sales Manager liquidated damages in an amount equal to $50,000 minus the total commissions received by the Sales Manager under this Agreement.

     7.3 The Sales Manager shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the earlier of (i) the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Article 3.1(h), Article 5 and Article 6 hereof shall remain in full force and effect notwithstanding such termination.

     7.4 This Agreement shall remain in full force and effect unless terminated pursuant to Section 7.1, 7.2 or 7.3 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3.1(h), Article 5 and Article 6 shall remain in full force and effect.

     7.5 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be. If such termination shall occur during a period when sales of Stock are being made pursuant to this Agreement, any Stock made prior to the termination of this Agreement shall settle in accordance with the provisions of this Agreement.

                                    ARTICLE 8
                                     NOTICES

     8.1 All notices or communications hereunder shall be in writing and if sent to the Sales Manager shall be mailed, delivered or telecopied and confirmed to the Sales Manager at RCG Brinson Patrick at 666 Third Avenue, New York, New York 10017, facsimile number (212) 453-5555, Attention: Corporate Finance, or if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at Magnum Hunter Resources, Inc., 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039, facsimile number (972) 443-6483, Attention: General Counsel. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 This  Agreement  shall inure to the benefit of and be binding  upon the
Company and the Sales Manager and their respective successors and the controlling persons, officers and directors referred to in Article 5 hereof, and no other person will have any right or obligation hereunder.

     9.2 This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     9.3 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     9.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile transmission shall be treated in all respects as having the same effect as an original signature.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                             MAGNUM HUNTER RESOURCES, INC.


                                             By:_______________________________
                                                Name:
                                                Title:


                                             RCG BRINSON PATRICK, a division of
                                             RAMIUS SECURITIES, LLC


                                             By:_______________________________
                                                Name:
                                                Title:

                                 SCHEDULE 1.1(f)


                              List of Subsidiaries



[SUBSIDIARY LIST]